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                                  EXHIBIT 10.1


                                 MUTUAL RELEASE


         This Mutual Release (the "Agreement") is made this 27th day of August, 1998, by and between Steve N. White ("White") and SCB Computer Technology, Inc., a Tennessee corporation (the "Company").

         WHEREAS, White, employed by the Company in varying capacities including as an executive officer since 1979, has voluntarily resigned, subject to this Agreement becoming effective and White receiving payment hereunder in good funds, from all positions with the Company and its subsidiaries; and

         WHEREAS, White and the Company desire to enter into an agreement to provide for a full mutual release of any and all claims each may have against the other;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Company agrees to pay White $285,000, in the form of a Company check payable to the order of White, on the Effective Date (as defined in Section 9 hereof). Such payment will be subject to applicable state and federal tax withholding.

         2. (a) White, on behalf of himself, his heirs, executors, and assigns, does hereby release and forever discharge the Company, its subsidiaries, affiliates, divisions, and successors, and all of its officers, directors, employees, agents, and attorneys, and agrees to hold them, and each of them, harmless from any and all claims or causes of action, at law or in equity, that White may now have or know about, or hereafter may learn about, arising from or during his employment or resulting from the termination of his employment with the Company. White agrees that he will not seek reinstatement or reemployment, either directly or indirectly, with the Company, and that he will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards above and beyond the amount provided for in this Agreement, including without limitation, any claim for unemployment compensation benefits, or for any equitable relief.

            (b) White acknowledges that the foregoing release includes, but is not limited to, all claims arising under any federal, state, or local law, or ordinance, or any administrative regulation prohibiting employment discrimination and all claims based on any legal restrictions on the Company's right to terminate its employees at will including, but not limited to, any claim based on any actual or implied contract of employment or alleged breach of any covenant of good faith and fair dealing. The foregoing release specifically encompasses all claims of employment discrimination based on race, color, religion, sex, and national origin, as provided under Title VII of the Civil Rights Act of 1964, as amended, or any executive order, all claims of discrimination


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based on age under the Age Discrimination in Employment Act of 1967, as amended, all claims of discrimination based on handicap or disability under the Americans with Disabilities Act, and all claims of employment discrimination under any state or local statute, law, or ordinance.

                  (c) White also acknowledges that the foregoing release includes, but is not limited to, all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including any action by or in the right of the Company) by reason of the fact that he is or was serving as a director, officer, or employee of the Company or any Company subsidiary or is or was serving at the request of the Company as an officer of another company or any partnership, joint venture, trust, or other enterprise.

         3. The Company, on behalf of itself, its successors, and assigns, does hereby release White, and agrees to hold him harmless from any and all claims or causes of action that the Company may now have or know about, or hereafter may learn about, arising from or during his employment or resulting from the termination of his employment with the Company, including, without limitation, any claim for reimbursement of expenses advanced to or on behalf of White in connection with the TVA billing investigation.

         4. Notwithstanding the provisions of Sections 2 and 3 hereof, no party will be relieved by reason of this Agreement from any of its obligations under the (a) Noncompetition, Confidentiality, and Nondisparagement Agreement,
(b) Stock Restriction Agreement, or (c) Cancellation of Option Agreement, between the parties hereto.

         5. White agrees that if he breaches this Agreement or if he files any claim or lawsuit against the Company seeking equitable relief, except any lawsuit to enforce the terms of this Agreement, White or his estate will be required to reimburse the Company for the payment referenced in Section 1 hereof.

         6. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs will remain fully valid and enforceable.

         7. This Agreement represents the entire agreement between the parties and supersedes all other prior or contemporaneous agreements or understandings, written or oral, between the parties. This Agreement may not be changed except by an instrument in writing signed by the parties.

         8. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws.


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         9. This Agreement will not become effective until the eighth day following the date on which White signs this Agreement (the "Effective Date") as indicated below, and no payments will be due, owing or paid by the Company unless and until this Agreement becomes effective, it being understood that White has seven days from the date on which he signs this Agreement to revoke such Agreement and that the Company has no such right to revoke this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


                                       SCB COMPUTER TECHNOLOGY, INC.


                                       By: /s/ Ben C. Bryant
                                           -------------------------------------
                                       Title:  President
                                              ----------------------------------

                                       -----------------------------------------


                                            /s/ Steve N. White
                                       -----------------------------------------
                                       Steve N. White








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